Filed pursuant to Rule 424(b)(3)

Registration No. 333-255532

PROSPECTUS

GLOBAL DIVERSIFIED MARKETING GROUP INC.

5,000,000 shares of common stock offered by the Company at $1.60 per share and 1,302,627 shares offered by Selling Shareholders as $1.60 per share

This prospectus relates to the offer of up to 5,000,000 shares of common stock, $0.0001 par value per share, of Global Diversified Marketing Group Inc., a Delaware corporation (the “Company’), in the self-underwritten primary offering (the “Primary Offering”) and the re-sale of 1,302,627 shares of the Company’s common stock by the holders thereof identified in this prospectus, or their assigns (each a “Selling Shareholder” and, collectively, the “Selling Shareholders”) (the “Selling Shareholders Offering”). Both the Company and the Selling Shareholders can sell the shares of common stock pursuant to this prospectus at the fixed price of $1.60 per share until such time as shares of our common stock are quoted on the OTCQX, the OTCQB marketplaces of OTC Markets Inc. or listed on any other national securities exchange or automated interdealer quotation system, as described under “Plan of Distribution” herein.

Any and all funds received by the Company for sales of the shares at any time in the Primary Offering will be immediately available to the Company, and there will be no refunds to investors from the Company for sales of Shares nor will any escrow account to hold such investment funds be established by the Company. There is no fixed amount that must be reached or number of Shares that must be sold before any closing or use by the Company of funds received from sale of the shares in the Primary Offering.

All net proceeds from the sale or other disposition of the shares of common stock sold by the Selling Shareholders covered by this prospectus will go to the Selling Shareholders. The Company will realize no proceeds from sales by the Selling Shareholders. The Selling Shareholders may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the resale or other disposition of the shares of common stock covered by this prospectus.

The Company intends to maintain the current status and accuracy of this prospectus and to allow the Company to offer and sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission (the “SEC”). We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision. All costs incurred in the registration of the Shares offered pursuant to this prospectus are being borne by the Company.

Prior to this public offering, there has been a limited public market for the Company’s common stock which trades on the OTC Markets the Pink Open Market of the OTC Markets, Inc. (“OTC Pink Market”) under the Symbol “GDMK”. On May 13, 2021, the closing price for our common stock on the OTC Pink Market was $1.65 per share. The trading volume in our stock has, been limited. No assurances can be given that an active public market will develop following completion of this Primary Offering and/or the Selling Shareholders Offering or if an active market does develop, it will be sustained or as to what prices may be available therein. The fixed price for the shares offered by the Company and the Selling Shareholders has been determined by the Company based on its past operations and estimated projections but does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. The shares of the Company’s common stock will be offered in the Primary Offering commencing on the effective date of the registration statement of which this prospectus is a part.

The Company does not have any current arrangements nor entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the shares in the Primary Offering. If the Company can locate and enter into any such arrangement(s), the Shares will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s).

	Price to Public	Selling Commissions (1)	Proceeds to Company
Per Share	$1.60	$0	$1.60
Total Offering	$8,000,000	$0	$8,000,000

The Company will offer the shares in its Primary Offering directly without payment to any officer or director of any commission or compensation for sale of the shares. The Company may elect to utilize the services of broker-dealers registered with FINRA in the sale of the Securities by the Company offered by this prospectus. In such event the Company will not pay any sales commissions in excess of 8% in connection with any sales of the Shares sold by it.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act which became law in April 2012 and will be subject to reduced public company reporting requirements. See Prospectus Summary—Implications of Being an Emerging Growth Company” on page 5 of this prospectus.

Our business and an investment in our securities involve a high degree of risk. Before making any investment in our securities, you should read and carefully consider risks described in the “Risk Factors” section beginning on page 6 of this prospectus.

The date of this Prospectus is May 14, 2021

TABLE OF CONTENTS

About this Prospectus	–3–
Prospectus Summary	–4–
Risk Factors	–6–
Forward-Looking Statements	–11–
Use of Proceeds	–11–
Dilution	–12–
Market for Our Common Stock and Dividend Policy	–12–
The Business and Business Plan	–13–
Management’s Discussion and Analysis of Financial Condition and Results of Operations	–16–
Management	–18–
Executive Compensation	–21–
Security Ownership of Certain Beneficial Owners and Management	–22–
Certain Relationships and Related Transactions	–22–
Description of Securities	–25–
Selling Shareholders	–23–
Plan of Distribution	–24–
Legal Matters	–26–
Experts	–26–
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	–26–
Additional Information	–27–
Financial Statements	F-1

ABOUT THIS PROSPECTUS

This Prospectus relates to two separate offerings. The first is a Primary Offering of up to 5,000,000 shares of our common stock (the “Primary Offering”). The second is an offering by certain selling shareholders (the “Selling Shareholders Offering”) of an aggregate of 1,302,627 shares of our common stock held by the Selling Shareholders. Certain sections and disclosure in the prospectus relate specifically to either the Primary Offering or the Selling Shareholders Offering, as indicated in the prospectus.

Investors should rely only on the information contained in this prospectus or contained in any prospectus supplement or free writing prospectus to be filed with the Securities and Exchange Commission (the “SEC”). Neither the Company nor the Selling Shareholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the SEC. The Selling Shareholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of its date, regardless of the date of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: neither the Company nor the Selling Shareholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside the United States.

As used in this prospectus, unless otherwise designated, the terms “we,” “us,” “our,” the “Company,” and “our company” refer to Global Diversified Marketing Group Inc. a Delaware corporation, and its wholly-owned subsidiary, Global Diversified Holdings, Inc. described below.

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision. This summary is not complete and does not contain all of the information that should be considered before investing in our common stock. Potential investors should read the entire prospectus carefully, including the more detailed information regarding our business provided below, the risks of purchasing our common stock discussed under the “Risk Factors” section, and our financial statements and the accompanying notes to the financial statements.

Overview

The Company was incorporated on December 1, 2017 as a Delaware corporation under the name “Dense Forest Acquisition Corporation” and became subject to the reporting requirements with the SEC by filing of Form 10 Registration Statement with the SEC on January 19, 2018. On June 13, 2018, the Company effected a change in control with the resignation of the then officers and directors, contribution back to the Company of 19,500,000 shares of the 20,000,000 outstanding shares of its common stock by these former directors and officers, and the appointment of Paul Adler as the new director and officer of the Company. In connection thereof, on June 13, 2018, the Company filed the Certificate of Amendment to its Certificate of Incorporation with the Delaware Secretary of State, changing the name of the Company to “Global Diversified Marketing Group Inc.” On June 14, 2018, the Company issued 12,500,000 shares of its common stock to its new director and officer, Paul Adler.

On November 26, 2018, the Company effected the acquisition of Global Diversified Holdings, Inc., a private New York snack and gourmet food company, (“GDHI”) pursuant to the terms of an acquisition agreement (the “Acquisition”). Upon the consummation of the Acquisition, the Company issued 200 shares of the Company’s common stock to Paul Adler, the sole stockholder of GDHI, in exchange for all of the outstanding shares of GDHI, and GDHI became a wholly owned operating subsidiary of the Company. The transaction is accounted for as a combination of entities under common control since the date of the Acquisition. Prior to the Acquisition, the Company had no business and no operations. Pursuant to the Acquisition, the Company acquired the operations and business plan of GDHI. The discussion hereinafter of the business and operations of the Company refer to the Company subsequent to the Acquisition of GDHI and all such discussions primarily report the operations of its now subsidiary unless otherwise so indicated.

Description of Business

We are an early-stage global multi-line consumer packaged goods (“CPG”) company with branded product lines and is a food and snack manufacturer, marketer and distributor in the United States, Canada, and Europe. The Company is focused on developing and marketing products that appeal to consumers’ growing preference for healthy snack food and operates through snacks segments offering Italian Wafers, French Madeleines, Italian Croissants, Macaron Cookies, Wafer Pralines, and other wholesome snacks. Our sole officer often attends global food trade shows to seek out unique products and snacks. Once the Company identifies products that fit within its distribution channels, it will enter into non-exclusive manufacturing and licensing agreements with such distributors to distribute products under the Company’s own trademarked brands for sale in the United States and/or global markets. Currently, the Company maintains five trademarks for its brands registered with the US Patent and Trademark Office; each trademark covers numerous product lines with a variety of unique identifiers (known as SKU’s) offered under that brand name. The Company has non-contractual on-going relationships with many Fortune 500 companies, including club and retail chain stores to whom the Company directly sells its products.

The Company sells its products directly in the United States and global markets through various distribution channels comprising specialty, grocery retailers, food-service distributors, direct store delivery (“DSD”) as well as the vending, pantry, and the micro-market segment. Our buyers typically represent recognized large retail chain stores. The products are then distributed by the chains to their local outlets. The Company seeks out and develops snacks and gourmet foods to brand under its trademarks based on market trends and input from the buyers as to consumer demand. The Company works closely with buyers to evaluate products with the intent to identify products that have likely customer demand. We recently re-branded and launched all new snack marketplace and will seek to gain market share in the ecommerce segment. Our re-branded website will serve as snack marketplace which will carry its own branded products and other gourmet snacks and products.

The Company intends to develop additional gourmet foods and snack products under its trademarked brands and to expand the Company’s offering portfolio by identifying, producing and marketing new products. Management believes that the strategy of acquiring small brands regional brands and adding these to the Company’s national distribution can prove beneficial for the Company.

Capital Needs

One of the biggest challenges facing the Company is the ability to raise adequate capital to develop and execute its business plan and to locate and market unusual new food products. The Company intends to develop new and original snack and gourmet food products to present to its retail chain accounts, which requires additional capital. If the Company is unable to develop strong and reliable sources of funding for project opportunities, it would be difficult to locate and produce new products to offer to these retail chain buyers.

Corporate Information

Our common stock is traded on the Pink Open Market of OTC Markets, Inc. under the symbol: “GDMK”. Our principal executive offices are located at 4042 Austin Boulevard, Suite B, Island Park, New York 11558. Our telephone number is 800-550-5996. We have five websites: www.360worldsnacks.com; www.biscottelli.com, www.gdmginc.com, www.dolcibono.com, www.fruttatasnacks.com. Information contained in, or that can be accessed through, our websites is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	a requirement to provide only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	reduced disclosure about executive compensation arrangements;

●	no non-binding advisory votes on executive compensation or golden parachute arrangements; and

●	an exemption from the auditor attestation requirement in the assessment of internal control over financial reporting.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we had total annual gross revenues of $1.07 billion or more; (ii) the last day of the year following the fifth anniversary of the date of the completion of our initial public offering; (iii) the date on which we had issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the “Exchange Act”), after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (2) scaled executive compensation disclosures; and (3) the requirement to provide only two years of audited financial statements, instead of three years.

The Primary Offering

The maximum number of shares that can be sold in the Primary Offering is 5,000,000. The Company intends to offer and sell the shares in the Primary Offering for a period of of up to 24 months, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission (the “SEC”). unless earlier terminated by the Company. See “Use of Proceeds”.

Common stock outstanding before the Primary offering	14,022,827	(1)

Common stock for sale	5,000,000

Common stock outstanding after the Primary offering	19,022,827

Offering Price per share	$1.60

Proceeds to the Company if all Shares sold	$8,000,000

(1)	Based on 14,022,827 shares of common stock of the Company outstanding as of May 14, 2021.

The Selling Shareholders Offering

The Selling Shareholders set forth herein, who are deemed to be statutory underwriters, offer 1,302,627 of the Company’s common stock, consisting of (i) an aggregate of 415,628 shares issued to five (5) shareholders between January 25, 2021 and March 1, 2021 in private negotiated transactions at the purchase price per share between $0.35 and $1.58 (ii) an aggregate of 210,000 shares issued to AJO Capital Inc. in consideration of consulting services performed by AJO Capital Inc. in 2019 and 2020; (iii) 26,999 shares issued to Timothy Natan, the designee of David Natan, our newly-appointed member of the Board and the member of the Audit Committee, for consulting services provided by David Natan prior to becoming the member of the Board, and (iv) 650,000 shares issued to Nelya Adler on December 24, 2020 as a gift transfer from Paul Adler, our sole officer and a member of the Board. The Selling Shareholders are offering their shares for resale at the fixed offering price of $1.60 per share until such time as shares of our common stock are quoted on the OTCQX, the OTCQB marketplaces of OTC Markets, Inc. or listed on any other national securities exchange or automated interdealer quotation system. The Company will realize no proceeds from sales by the Selling Shareholders. See “Use of Proceeds.” The registration of the shares of our common stock in the Selling Shareholders Offering does not necessarily mean that any shares of our common stock will be sold by any of the Selling Shareholders, and we cannot predict when or in what amounts any of the Selling Shareholders may sell any of our shares of common stock offered by this prospectus. See the section of this prospectus entitled “Selling Shareholders” for additional information about the Selling Shareholders.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should carefully consider the risks described below, as well as the other information in this prospectus, Investors should consider carefully the following information about these risks, together with the other information contained in this prospectus, including our consolidated financial statements and the related notes. If any of the following risks actually occur, the business, financial condition or results of operations of the Company could be materially adversely affected, the market price of the common stock would likely decline, and investors could lose all or a portion of their investment.

Risks Related to our Business and Industry.

The Company depends on its President to manage its business effectively and loss of the President could significantly impair the Company’s results.

The Company, through its subsidiary, has a developed track record of bringing successful new products to the retail chain buyers for the placement and sale of the Company’s products. This track record has been developed by the President of the Company, Paul Adler, and his ability to locate and produce unique and quality snack and gourmet foods attractive to the buyer’s market. The loss of Mr. Adler as the Company’s President or in active management of the Company could have a significant negative impact of the operations of the Company. Such a loss could impact the production of current product, the relationship with the retail chain stores and development of future products.

Our independent auditors have expressed their concern as to our ability to continue as a going concern.

On a consolidated basis, the Company has incurred significant operating losses since inception and has a working capital deficit and accrued liabilities. The consolidated financials have been prepared assuming that the Company will continue as a going concern and, accordingly, do not include any adjustments that might result from the outcome of this uncertainty. The Company’s existing operational cash flow may not be sufficient to fund presently anticipated operations, and the Company will need to raise additional funds through alternative sources of financing. There is no assurance that we will be able to obtain additional funding when it is needed, or that such funding, if available, will be obtainable on terms acceptable to us. If we cannot obtain needed funds, we may be forced to reduce or cease our activities with consequent loss to investors. In addition, should we incur significant presently unforeseen expenses or delays, we may not be able to accomplish our goals. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. If the Company is unable to obtain sufficient funding, our business, prospects, financial condition and results of operations will be materially and adversely affected, and we may be unable to continue as a going concern.

The gourmet and snack food markets are dominated by several large strong food producers.

A challenge facing potential new or expanding entrants in the market is the dominance of leading snack food producers, particularly industry leader PepsiCo. Large producers experience a high degree of brand and consumer loyalty and possess sufficient capital to invest in extensive advertising and promotions to obtain a greater market share. Furthermore, companies such as PepsiCo benefit from higher profit margins when compared with small- to medium-sized operators, enabling them to lower their product prices to engage in price-based competition with competitors. Multinational producers also experience lower per-unit costs due to economies of scale and scope. Although these factors do not prevent a prospect from entering the industry, they may hamper the success of new entrants.

In addition, many industry players have established relationships with downstream retailers, which may be difficult for new entrants to secure. Typically, supermarkets give companies with established brands the most optimal shelf space. Moreover, larger producers have established relationships with upstream suppliers, an advantage that new entrants may find difficult to replicate.

During the last two fiscal years the Company has had four major customers that account for 91% of its sales

Historically, the Company has relied on a small number of customers to generate a large portion of its revenue. In 2020, four customers accounted for 91% of the Company revenues. In 2019, the same four customers accounted for 91% of the Company’s revenues. Loss of any one of these four customers would have a material adverse impact on our profitability and liquidity. Although we believe that we could locate replacement customers, the initial loss of such revenues could hamper on going production and distribution of the Company. On January 27, 2021 we announced that we had successfully secured placement with a National Club Store Chain “Store Chain” for our premium snack to be stocked and sold in the Northeast Region. The initial order we received amounted to $282,880. We expect to receive additional orders although there can be no assurances.

No assurance of commercial success of any additional products.

The Company intends to seek and produce new products to add to its trademarked brands and to offer its buyers. The Company may spend a large portion of its revenues in locating and producing such products and the possible inability to market such products to the retail chain buyers, or the failure of such products to sell successfully once marketed could significantly impact the operations of the Company and impact its future ability to market other new products.

Failure to manage our growth effectively could cause our business to suffer and have an adverse effect on our financial condition and operating results.

Failure to manage our growth effectively could cause our business to suffer and have an adverse effect on our financial condition and operating results. To manage our growth effectively, we must continually evaluate and evolve our business and manage our employees, operations, finances, technology and development, and capital investments efficiently. Our efficiency, productivity and the quality of our business may be adversely impacted if we fail to appropriately coordinate across our business operations. Additionally, rapid growth may place a strain on our resources, infrastructure, and ability to maintain the quality of our production. If and when our structure becomes more complex as we add additional staff, we will need to improve our operational, financial and management controls as well as our reporting systems and procedures. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating revenues.

As a food production company, all of our products must be compliant with regulations by the Food and Drug Administration, or FDA. Any non-compliance with the FDA could harm our business.

We must comply with various FDA rules and regulations, including those regarding product manufacturing, food safety, required testing and appropriate labeling of our products. While our products are compliance with current regulations by the FDA, it is possible that regulations by the FDA and its interpretation thereof may change over time. As such, there is a risk that our products could become non-compliant with the FDA’s regulations and any such non-compliance could harm our business.

Our intellectual property rights are critical to our success, and the loss of such rights could materially adversely affect our business.

We regard our trademarks and other intellectual property rights as critical to our success and attempt to protect such intellectual property with registered and common law trademarks, restrictions on disclosure and other actions to prevent infringement. However, there can be no assurance that other third parties will not infringe or misappropriate our trademarks and similar proprietary rights. If we lose some or all of our intellectual property rights, our business may be materially adversely affected.

We may be subject to claims alleging the intellectual property subject to our licensing agreements is violating the intellectual property rights of others.

We may face significant expense and liability as a result of litigation or other proceedings relating to intellectual property rights of others. We could be required to participate in interference proceedings involving issued patents and pending applications of another entity. The cost to us of any such proceeding could be substantial. An adverse outcome in an interference proceeding could require us to cease using the technology, substantially modify it or to license rights from prevailing third parties. There is no guarantee that any prevailing owner of intellectual property would offer us a license so that we could continue to engage in our activities, or that such a license is made available to us, could be acquired on commercially acceptable terms. In addition, third parties may, in the future, assert other intellectual property infringement claims against us with respect to our services, technologies or other matters.

We may be subject to significant liability should the consumption of any of our products cause or be claimed to cause illness or physical harm.

We sell products for human consumption, which involves risks such as product contamination or spoilage, product tampering, other adulteration, mislabeling and misbranding. Under certain circumstances, we may be required to, or may voluntarily, recall or withdraw products. Such withdrawal may negatively and significantly impact our sales and profitability for a period of time and could result in significant losses depending on the costs of the recall, the destruction of product inventory, product availability, competitive reaction and customer and consumer reaction. We may also be subject to claims or lawsuits resulting in liability for actual or claimed injuries, illness or death. Any of these events may result in a material adverse effect on our business. Even if a product liability claim or lawsuit is unsuccessful or is not fully pursued, the negative publicity surrounding any assertion that our products caused illness or physical harm could adversely affect our reputation with existing and potential customers and consumers and our corporate and brand image. Moreover, certain claims or liabilities of this sort might not be covered by our insurance or by any rights of indemnity or contribution that we may have against others. We maintain product liability insurance in an amount that is required by our customers/retailers. However, we cannot be sure that we will not incur claims or liabilities for which we are not insured or that exceed the amount of our insurance coverage. A product liability judgment against us or a product recall could have a material adverse effect on our business, consolidated financial condition, results of operations or liquidity.

Limitations on director and officer liability and indemnification of our officers and directors by us may discourage stockholders from bringing suit against a director.

Our Certificate of Incorporation and Bylaws provide, with certain exceptions as permitted by governing state law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director, except for acts or omissions. The Company does not currently have the director and officer liability insurance but is in the process of obtaining such coverage in the near future.

Risks Related to COVID-19

The uncertainty and extent of the COVID-19 pandemic may continue to have an adverse effect on our operations and on the global capital markets.

The current outbreak of COVID-19 could continue to have a material and adverse effect on the Company’s business operations. We sell our products throughout the United States and global markets to buyers which typically represent recognized large retail chain stores. Any disruptions or restrictions on the Company’s ability to travel or to distribute its products in the United States and in global markets, as well as temporary closures of production facilities would likely impact our sales and operating results. In addition, Covid-19 has resulted in a widespread health crisis that could adversely affect the economies and financial markets of many other countries, resulting in an economic downturn that could affect demand for our products and significantly impact our operating results.

The extent to which our results continue to be affected by COVID-19 will largely depend on future developments which cannot be accurately predicted, including the duration and scope of the pandemic, governmental and business responses to the pandemic and the impact on the global economy, demand for our products, and our ability to provide our products, particularly as result of our employees working remotely and/or the closure of certain offices and production facilities. While these factors are uncertain, the COVID-19 pandemic or the perception of its effects could continue to have a material adverse effect on our business, financial condition, results of operations, or cash flows.

Risks Related to Our Common Stock

The Company’s sole officer beneficially owns and will continue to own a majority of the Company’s common stock and, as a result, can exercise control over shareholder and corporate actions.

Paul Adler, the founder and President of the Company, is currently the beneficial owner of approximately 89.9% of the Company’s outstanding common stock, and assuming sale of all the Shares, will own 66% of the Company’s then outstanding common stock upon closing of the offering. In addition, Mr. Adler owns 1,000 shares of Series A Super Voting Preferred Stock as such, he will have 94.2% of the voting power in the Company and thus be able to control all matters requiring approval by shareholders, including the election of directors and approval of significant corporate transactions.

The Company has authorized the issuance of preferred stock with certain preferences.

The Company is authorized to issue up to 20,000,000 shares of $0.0001 par value preferred stock. The board of directors of the Company (the “Board”) has the power to establish the dividend rates, liquidation preferences, and voting rights of any series of preferred stock, and these rights may be superior to the rights of holders of the Shares. The Board may also establish redemption and conversion terms and privileges with respect to any shares of preferred stock. Any such preferences may operate to the detriment of the rights of the holders of the Shares, and further, could be used by the Board as a device to prevent a change in control of the Company. To the Company has designated 1,000,000 shares of Series A Super Voting Preferred Stock, each of which votes with the common stock and has 100,000 votes. Mr. Adler, our sole officer and a member of the Board, owns all the issued 1,000 shares of this class of preferred stock which gives him an additional 100,000,000 in any shareholder meeting.

Future capital raises may dilute our existing shareholders’ ownership, the value of their equity securities and/or have other adverse effects on our operations.

If we raise additional capital by issuing equity securities by acquisition of by equity financings, our existing shareholder’ percentage ownership may decrease, and these shareholders may experience substantial dilution. If we raise additional funds by issuing debt instruments, these debt instruments could impose significant restrictions on our operations, including liens on our assets. If we raise additional funds through collaborations and licensing arrangements, we may be required to relinquish some rights to our technologies or products, or to grant licenses on terms that are not favorable to us or could diminish the rights of our shareholders. Furthermore, if we offer to sell our shares of common stock in subsequent offerings for the purchase price that is less than the purchase price of shares of common stock offered pursuant to this prospectus, this may impact the value of equity securities of the shareholders that are purchasing our shares of common stock in the offering pursuant to this prospectus. In addition, the issuance of such additional shares may impact the ability of any investor to sell their shares once such shares are eligible for sale.

The Company’s election not to opt out of JOBS Act extended accounting transition period may not make its financial statements easily comparable to other companies.

Pursuant to the JOBS Act, as an emerging growth company, the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The Company does not intend to pay dividends to its stockholders, so investors will not receive any return on investment in the Company prior to selling their interest in it.

The Company does not project paying dividends for the foreseeable future but anticipates that it will retain future earnings for funding the Company’s growth and development. Therefore, investors should not expect the Company to pay dividends in the foreseeable future. As a result, investors will not receive any return on their investment prior to selling their Shares in the Company, if and when a market for such Shares develops. Furthermore, even if a market for the Company’s securities does develop, there is no guarantee that the market price for the shares would be equal to or more than the initial per share investment price paid by any investor. There is a possibility that the Shares could lose all or a significant portion of their value from the initial price paid by investors in the offering pursuant to this prospectus.

“Penny Stock” rules may make buying or selling our common stock difficult. Limitations upon Broker-Dealers Effecting Transactions in “Penny Stocks”

Trading in our common stock is subject to material limitations as a consequence of regulations which limit the activities of broker-dealers effecting transactions in “penny stocks.” Pursuant to Rule 3a51-1 under the Exchange Act, our common stock is a “penny stock” because it (i) is not listed on any national securities exchange (ii) has a market price of less than $5.00 per share, and (iii) its issuer (the Company) has net tangible assets less than $2,000,000 (if the issuer has been in business for at least three (3) years) or $5,000,000 (if the issuer has been in business for less than three (3) years).

Rule 15g-9 promulgated under the Exchange Act imposes limitations upon trading activities on “penny stocks”, which makes selling our common stock more difficult compared to selling securities which are not “penny stocks.” Rule 15a-9 restricts the solicitation of sales of “penny stocks” by broker-dealers unless the broker first (i) obtains from the purchaser information concerning his financial situation, investment experience and investment objectives, (ii) reasonably determines that the purchaser has sufficient knowledge and experience in financial matters that the person is capable of evaluating the risks of investing in “penny stocks”, and (iii) delivers and receives back from the purchaser a manually signed written statement acknowledging the purchaser’s investment experience and financial sophistication.

Rules 15g-2 through 15g-6 promulgated under the Exchange Act require broker-dealers who engage in transactions in “penny stocks” first to provide their customers with a series of disclosures and documents, including (i) a standardized risk disclosure document identifying the risks inherent in investing in “penny stocks”, (ii) all compensation received by the broker-dealer in connection with the transaction, (iii) current quotation prices and other relevant market data, and (iv) monthly account statements reflecting the fair market value of the securities.

There can be no assurance that any broker-dealer which initiates quotations for the Common Stock will continue to do so, and the loss of any such broker-dealer likely would have a material adverse effect on the market price of our common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described below, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Because our common stock is deemed a low-priced “penny stock,” it will be cumbersome for brokers and dealers to trade in our common stock, making the market for our common stock less liquid and negatively affect the price of our stock.

We will be subject to certain provisions of the Exchange Act, commonly referred to as the “penny stock” rules as defined in Rule 3a51-1. A penny stock is generally defined to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Since our stock is deemed to be a penny stock, trading is subject to additional sales practice requirements of broker-dealers. These require a broker-dealer to:

● Deliver to the customer, and obtain a written receipt for, a disclosure document;

● Disclose certain price information about the stock;

● Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;

● Send monthly statements to customers with market and price information about the penny stock; and

● In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, penny stock rules and FINRA rules may restrict the ability or willingness of broker-dealers to trade and/or maintain a market in our common stock. Also, prospective investors may not want to get involved with the additional administrative requirements, which may have a material adverse effect on the trading of our shares.

We are an “emerging growth company” under the JOBS Act of 2012 and a “smaller reporting company” and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies and smaller reporting companies, our common stock may be less attractive to investors.

We are an “emerging growth company”, as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We will remain an “emerging growth company” until the earlier of (i) the last day of the year following the fifth anniversary of the date of the completion of our initial public offering, (ii) the last day of the year in which we have total annual gross revenue of at least $1.07 billion, (iii) the last day of the year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such year, or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period..

Even after we no longer qualify as an “emerging growth company,” we may still qualify as a “smaller reporting company,” which would allow us to continue to take advantage of many of the same exemptions from disclosure requirements, including, among other things, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, presenting only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements.

Our status as an “emerging growth company” under the JOBS Act may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We may allocate the net proceeds from the Primary Offering in ways which differ from our estimates based on our current plans and assumptions discussed in the section titled “Use of Proceeds” and with which you may not agree.

The allocation of net proceeds of the Primary Offering set forth in the “Use of Proceeds” section below represents our estimates based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend on numerous factors, including market conditions, cash generated by our operations, business developments and related rate of growth. We may find it necessary or advisable to use portions of the proceeds from this Primary Offering for other purposes. Circumstances that may give rise to a change in the use of proceeds and the alternate purposes for which the proceeds may be used are discussed in the section entitled “Use of Proceeds” below. You may not have an opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use our proceeds. As a result, you and other shareholders may not agree with our decisions. See “Use of Proceeds” for additional information.

Since we are traded on the OTC Pink Market, an active, liquid trading market for our common stock may not develop or be sustained. If and when an active market develops the price of our common stock may be volatile.

Presently, our common stock is traded on the OTC Pink Market. Presently there is a very limited trading in our stock and there is no assurance that an active market will develop. In the absence of an active trading market, investors may have difficulty buying and selling or obtaining market quotations, market visibility for shares of our common stock may be limited, and a lack of visibility for shares of our common stock may have a depressive effect on the market price for shares of our common stock. The lack of an active market impairs your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares.

Trading in stocks quoted on the OTC Pink Market is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. The securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of shares of our common stock. Moreover, the OTC Pink Market is not a stock exchange and is not an established market, and trading of securities is often more sporadic than the trading of securities listed on a national stock exchange like the NYSE. Accordingly, you may have difficulty reselling any shares of common stock.

Management will have substantial discretion over the use of the proceeds of the Primary Offering and may not choose to use it effectively.

We plan to use the proceeds from the Primary Offering as set forth in the section entitled “Use of Proceeds.” Our management will have significant flexibility in applying the net proceeds of this Primary Offering and may apply the proceeds in ways with which you do not agree. The failure of our management to apply these funds effectively could materially harm our business.

FORWARD-LOOKING STATEMENTS

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated. Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company’s businesses can be affected by, without limitation, such things as natural disasters, economic trends, international strife or upheavals, consumer demand patterns, labour relations, existing and new competition, consolidation, and growth patterns within the industries in which the Company competes and any deterioration in the economy may individually or in combination impact future results. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law we do not intend to update any of the forward-looking statements to conform these statements to actual results.

USE OF PROCEEDS

The following table lists the anticipated use of proceeds from the sale of the shares in the Primary Offering by the Company, assuming sale of all the shares in the Primary Offering or a lesser amount thereof.

The Company is offering in the Primary Offering up to 5,000,000 shares on a best-efforts basis such that the funds received from an investment in this Primary Offering will be available to the Company immediately for use. Funds will not be placed in an escrow account and there is no minimum investment amount that needs to be reached before the funds are available for use by the Company. Estimated use of proceeds:

	If 5,000,000	If 2,500,000	If 1,000,000
	Shares sold	Shares sold	Shares sold
Proceeds:	$(8,000,000)	$(4,000,000)	$(1,600,000)

Direct Expenses	$15,000	$15,000	$15,000

Working Capital	$485,000	$185,000	$85,000

Marketing	$1,500,000	$300,000	$100,000

Acquisition reserves	$6,000,000	$3,500,000	$1,400,000

Direct expenses include website upgrades, marketing materials including product samples, trademark applications, and outdoor marketing materials; long-term assets include computer, accessories and office equipment.

DILUTION

Purchasers of the shares in the Primary Offering may experience immediate dilution in the value of their shares of common stock. The shares issued prior to the Primary Offering herein have been issued for a value less than share price offered herein. Therefore immediately after purchase of shares in this Company’s Primary Offering, the value of those shares will be reduced. In addition, if the Company sells shares in the future at a price less than the per share price offered herein, then the value of the shares purchased pursuant to this prospectus will be further reduced.

Dilution represents the difference between the initial public offering price per share paid by purchasers and the net tangible book value per share immediately after completion of the Primary Offering. Net tangible book value per share is the net tangible assets of the Company (total assets less total liabilities less intangible assets), divided by the number of shares of common stock outstanding.

The following illustrates this dilution per Share:

		Assuming	Assuming
		5,000,000	2,500,000
	Pre-Offering	Shares sold	Shares sold

Shares Outstanding	14,022,827	19,022,827	16,522,827

Total Assets December 31, 2020	$607,320	$607,320	$607,320
Proceeds from the Primary Offering	$0	$7,985,000	$3,985,000
Total Liabilities December 31, 2021	$658,686	$658,686	$658,686
Net Tangible Assets	$(51,366)	$7,933,634	$3,933,634

Net Tangible book value Per share after the Primary Offering	$0	$0.42	$0.24

Net Dilution Per Share to new shareholders	$0	$1.18	$1.36

Sales of shares of our common stocks by the Selling Shareholders may negatively affect the market price of our stock but will not dilute the interests of our present shareholders.

MARKET FOR OUR COMMON STOCK AND DIVIDEND POLICY

Our Common Stock has been quoted on the OTC Pink Market under the trading symbol “GDMK” since January 21, 2020. Trading volume in our Common Stock has often been very limited. As a result, the trading price of our common stock have been subject to significant fluctuations. There can be no assurance that a liquid market will develop in the foreseeable future.

Transfer of our common stock may also be restricted under the securities or “blue sky” laws of certain states and foreign jurisdictions. Consequently, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time. Over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

The Company does not anticipate that it will declare dividends in the foreseeable future but rather intends to use any future earnings for the development of its business.

As of May 13, 2021, the closing bid price of our Common Stock was $1.65 per share and our stock was held of record by 31 holders of record of our common stock. The number of record holders does not include an indeterminate number of shareholders whose shares are held by brokers in street name.

THE BUSINESS AND BUSINESS PLAN

Current Business Operations

The Company operates as a global multi-line consumer packaged goods (“CPG”) company with branded product lines and is a food and snack manufacturer, marketer and distributor through its subsidiary Global Diversified Holdings, Inc (“GDHI”) in the United States, Canada, and Europe. The Company operates in the snack market segment and offers Italian Wafers, French Madeleines, Coconut Wafer Bites, Italian Filled Croissants, shelf-stable Macarons, and other gourmet snacks. We sell our products directly through various distribution channels comprising specialty, grocery retailers, food service distributors, direct store delivery (“DSD”) as well as vending, pantry, and the micro-market segment. Our sole officer attends global food trade shows to seek out innovative and unique snacks products. Once the Company identifies products that fit within its distribution channels, it will enter into a non-exclusive manufacturing contract with third parties to produce products under the Company’s own trademarked brands for sale in the United States and/or global markets. Currently, the Company maintains five trademarks for its brands; each of which can and may cover numerous product lines with a variety of unique identifiers (known as SKU’s) offered under that brand name. We have non-contractual on-going relationships with many Fortune 500 companies including club and retail chain stores. We sell directly to these companies which purchase the items from us and distribute the items to their stores. We also sell and distributes to DSD distributors and food-service distributors which in turn service vending machine channels as well as micro-markets and coffee pantries.

We sell our products throughout the United States and global markets to buyers which typically represent recognized large retail chain stores. The products are then distributed by the chains to their local outlets. We seek out and develop snacks and gourmet foods to brand under our trademarks based on management’s beliefs as to consumer demand. The Company works closely with buyers to evaluate products with the intent to identify products that have likely customer demand.

The Company intends to continue to seek to develop additional gourmet foods and snack products under its trademarked brands and to expand the Company’s offering portfolio by identifying, producing, and marketing new products. Management believes that the strategy of acquiring small regional brands and adding these to the Company’s national distribution can prove beneficial for the Company.

Recent Developments

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, which has and is continuing to spread throughout China and other parts of the world, including the United States. On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) a “Public Health Emergency of International Concern.” On January 31, 2020, U.S. Health and Human Services Secretary Alex M. Azar II declared a public health emergency for the United States to aid the U.S. healthcare community in responding to COVID-19, and on March 11, 2020 the World Health Organization characterized the outbreak as a “pandemic”. The significant outbreak of COVID-19 has resulted in a widespread health crisis that has adversely affect the economies and financial markets worldwide, and has adversely affected our business, results of operations and financial condition. While we are unable to quantify the impact, we are aware that our restrictions on access to retail stores and other commercial activities has had an adverse effect on our results.

During 2020 we increased our revenue 26.1% above 2019 levels. We believe our revenue increase in 2020 would have been in excess of what we recorded had we not experienced the impact of Covid-19.

On January 27, 2021 we announced that we had successfully secured placement with a National Club Store Chain “Store Chain” for our premium snacks to be stocked and sold in the Northeast Region. The initial order we received amounted to $282,880. We expect to receive additional orders although there can be no assurances.

Vending Operations

In addition to placing its products with large retail specialty chains, the Company supplies products to vending channels throughout the United States through food service distributors. These vending machines are located in malls, service stations, and schools. The Company works with vending companies that have, in the aggregate, more than 100,000 machines nationwide. The Company supplies vending companies with products. The Company works directly with some vending companies and with others through its food service distributors. The broker pre-sells the products and the distributor services the accounts. When the distributor services the accounts, the distributor buys the product directly. Vending machine sales represent approximately 6% to 9% of our revenues.

Products and Trademarked Brands

The Company currently owns five trademark brands. Each brand encompasses numerous SKUs that are brought to the market from time to time. The Company produces its products primarily on an “on request” basis from its retail chain buyers for sale through such chains. The Company’s five trademarks are listed below as follows:

Country	Mark	Status	Class	Serial Number	Registration Number	Registration Date	Owner Name	Expiration Date
USA	BISCOTTELLI	Live	030	86579810	4994327	March 28, 2015	Paul Adler	March 27, 2025
USA	DOLCIBONO	Live	030	88639475	6078602	October 2, 2019	Global Diversified Holdings, Inc.	October 1, 2029
USA	BONBONS DE PARIS	Live	030	87296805	544000	January 11, 2017	Paul Adler	January 10, 2027
USA	FRUTTATA	Live	029	88519630	6171561	July 17, 2019	Global Diversified Holdings, Inc.	July 16, 2029
USA	COCO BLISS	Live	030	87256922	5351910	December 5, 2016	Paul Adler	December 4, 2026

Retail Chain Buyers

The primary distribution of our products has been through specialty retail chains. We work with the buying office that determines placement for our products. The retail chain will then distribute the products to its retail outlets.

Our Strategy and Strengths

We believe a variety of favorable consumer trends, including a greater focus on health and wellness, increased consumption of smaller, more frequent meals throughout the day and a preference for convenient gourmet foods and snacks will continue to drive overall snacking growth within the overall market. Our Management believes that the Company’s products appeal to a wide range of consumers, including most age brackets. The young snackers, classified as those being between the ages of 18-34, tend to consume more snacks than average adults but the gourmet foods reach the broader adult market. The senior market tends to reduce snacks and gourmet foods. We expect to explore the development and acquisition of small regional brands and adding them to the Company’s national distribution within the United States and globally.

We anticipate that our marketing strategy will use the internet and social media including Facebook, Instagram, and Twitter. Our distribution channels consist of retailers, distributors, online e-commerce, and vending companies. The Company’s marketing strategy is primarily targeted at the vendors and retail chain stores.

The Company anticipates utilizing the following opportunities to further their marketing program, to obtain information to adjust and modify, as needed, the marketing program, and to create direct interest in its products:

Networking. Networking could be a low-cost but often effective means for us to generate partnerships and growth while bolstering personal commitments to the Company. Management will join wholesalers’ associations to network with other food manufacturers and distributors.

Trade Shows. The Company plans to attend trade shows and exhibitions related to the food manufacturing industry, such as SIAL, PLMA Amsterdam, Thaifex, Fancy Food, CIBUS, ISM, and ANUGA among others. Through attendance at conventions and trade shows, management remains knowledgeable and informed about advancements, trends, and issues of concern in the market.

Direct Sales. The Company plans to employ a dedicated sales team to enact precise sales and promotional efforts in the near future.

Social Media and Food Blogging. The Company will manage its brands on social media sites, such as Facebook, Instagram, and Twitter. Twitter has proven an effective platform to conduct customer satisfaction surveys as well as solicit customer feedback on food products.

The rise in popularity of the food blogging community has given consumers a massive platform on which to share their opinion and make their voices heard. This has led to a rise in consumer concerns about food, with increasing emphasis being placed on healthy eating and organic produce. The Company will use food blogging websites to promote its products and highlight benefits that appeal to a new generation of socially-aware consumers.

Websites. A well-optimized website has been constructed, with proper site structure, page layout, and clear and easy navigation, along with targeted keywords embedded throughout the site to ensure prominent search engine placement and saturation. The Company’s websites www.360worldsnacks.com, www.biscottelli.com, www.gdmginc.com, www.dolcibono.com, www.fruttatasnacks.com are important marketing assets.

We anticipate that we will primarily target teens and adults up to age 65. The primary target market is “Young Snackers” that are 18-34 years old and tend to eat more snacks than other age groups. The trend of snacks between meals is especially strong with millennials and younger Americans. A quarter of American millennials, age 23 to 40, reported eating four or more times a day, compared to just 10% of Gen X and 9% of Baby Boomers. The Company believes that the senior age bracket (over 65) is not a strong snack market.

The Company use of co-packers for manufacturing and packaging of its products provides the most efficient and cost-effective means of operations for a small company like we are. It allows us to scale-up and meet growing demand, without having to invest in our own industrial setting and without the high overhead costs of hiring salespeople as employees of the Company. The Company intends to employ this model strategy in the future and also to attract and retain experienced sales team.

Competition

The snack food industry in the United States is very competitive, particularly in the savory and salty snack segment. In the United States, a study conducted and published by the Packaging Strategies magazine reported that snacks account for 51% of all food sales, and 92% of adults in the US have snacked within the last 24 hours.

The Company has observed an increased demand for “healthy” snacks. In the United States, companies are finding success in the “snackable” fruit and vegetable category, such as grapes or baby carrots.

A challenge facing entrants in the snack and gourmet food market is the dominance of leading snack food producers, particularly the industry leader PepsiCo. Large producers may experience a high degree of brand and consumer loyalty and typically possess sufficient capital to invest in extensive advertising and promotions to obtain a greater market share. Furthermore, companies such as PepsiCo often benefit from higher profit margins when compared with small- to medium-sized operators, enabling them to lower their product prices and to engage in price-based competition with competitors. Multinational producers may also experience lower per-unit costs due to economies of scale and scope.

Corporate History

The Company was incorporated as a Delaware corporation on December 1, 2017 under the name “Dense Forest Acquisition Corporation” and filed a registration statement on Form 10 with the SEC on January 19, 2018, registering its common stock by which it became a public reporting company sixty days thereafter.

On June 13, 2018, the Company effected a change in control with the resignation of the then officers and directors, contribution back to the Company of 19,500,000 shares of the 20,000,000 outstanding shares of its common stock by these former officers and directors, and the appointment of new officers and directors. In connection with this change of control, the Company filed an amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware, changing its name to Global Diversified Marketing Group Inc. On June 14, 2018, the new management of the Company issued 12,500,000 shares of its common stock to Paul Adler, the then president of the Company.

On November 26, 2018, the Company effected the acquisition of Global Diversified Holdings, Inc., a private New York snack and gourmet food company, (“GDHI”) by the Company with the issuance of shares of the Company’s common stock in exchange for the outstanding shares of common stock of GDHI. GDHI became a wholly-owned operating subsidiary of the Company (the “Acquisition”). The transaction is accounted for as a combination of entities under common control since the date of the Acquisition.

Prior to the Acquisition, the Company had no business and no operations. Pursuant to the Acquisition, the Company acquired the operations and business plan of GDHI. The discussion hereinafter of the business and operations of the Company refer to the Company subsequent to the Acquisition of GDHI and all such discussions primarily report the operations of its now subsidiary unless otherwise so indicated.

Employees

The Company currently has three employees, including one executive officer, a newly-hired director of operations, and a staff employee.

Subsidiaries

The wholly-owned subsidiary, Global Diversified Holdings, Inc., is the Company’s only subsidiary.

Properties

The Company does not own real properties. The Company leases its office space at 4042 Austin Boulevard, Suite B, Island Park, New York 11558. The Company entered into a 60-month lease in October 2016 to rent 1,000 SF for $19,680 per year. The lease contains one five year renewal option with escalator clauses. The Company utilizes a 3PL warehouse in Port Reading, New Jersey. The Company’s website is www.360worldsnacks.com. Management believes that its present facilities are adequate for its needs and that if it was required to do so, it could obtain similar facilities at a similar cost.

Legal Proceedings

There are no pending, threatened or actual legal proceedings in which the Company is a party.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Prior to the acquisition of GDHI as a subsidiary, the Company had no operations other than the administrative operations involved with the change in control. The information discussed herein below reflects the results of the Company’s subsidiary, GDHI, an operating company in the snack and gourmet food production, marketing, and distribution industry.

Discussion of the Years Ended 2020 and 2019

Revenues and Cost of Sales

Sales for the year ended December 31, 2020 were $1,660,726 compared to sales in 2019 of $1,317,092, an increase of $343,634 or approximately 26.1%. Our sales increases in the 2020 period is attributable to the addition of new customers, new products as well as increased sales to existing customers; offset by the impact of Covid-19.

Historically, the Company has relied on a small number of customers to generate a large portion of its revenue. In 2020, four customers accounted for 91% of the Company revenues. In 2019, the same four customers accounted for 91% of the Company’s revenues. Loss of any one of these four customers would have a material adverse impact on the Company’s profitability and liquidity.

For the year ended December 31, 2020, gross profit was $660,815 or 39.8% of revenue compared to gross profit of $371,002 or 28.2% of revenue. The increase in gross profit as a percentage of sales (“gross margin”) is attributable to improved buying efficiencies at higher levels of revenue.

Operating expenses

Operating expenses for the year ended December 31, 2020, were $26,821,661 compared to $492,031 for the same period ended December 31, 2019. The 2020 period includes a non-cash charge of $26,020,400 in stock-based compensation related to the issuance of the Series A Preferred Stock with super-voting rights to the Company’s chief executive officer, and $168,529 in non-cash charges to professional expenses due to the issuance of restricted common shares to consultants and investment bankers, see Note 3. Capital Stock.

Excluding the charges of $26,020,400 and $168,529, operating expenses were $632,732 during the year ended December 31, 2020 compared to $492,031 or an increase of $140,701. This increase in 2020 is primarily attributable to increased advertising expenses of approximately $74,000 in the 2020 period to help support sales levels, increased warehouse storage charges of approximately $21,700; increased Amazon selling fees approximately $35,000 offset by reductions of approximately $35,000 in other general and administrative expenses.

Other income and (expense)

Other income and expense is comprised of other income items and interest expense. Other income was $5,785 for the year ended December 31, 2020, compared to $29,955 in other expense during the same period ended December 30, 2019. The improvement in other income and expense of $35,740 is attributable to the recording of income for the forgiveness of $28,642 in PPP loans, 11,442 in employee retention credits related to the governments COVID relief plans offset by an increase in interest expense of $4,344 over prior year levels.

Liquidity and Capital Resources

As of December 31, 2020, and 2019, the Company had $62,555 and $22,291 in cash on hand, respectively. Net cash used in operating activities was $41,597 compared to $21,663 for the same period ended December 31, 2019. The increase in net cash used in operating activities is primarily attributable to a reduction in operating losses in 2020 (after deducting non-cash stock compensation expense) compared to the 2019 period; more than offset by an increase in inventory levels.

Cash flows from financing activities increased to $71,969 for the period ended December 31, 2020, compared to $22,439 during the same period ended December 31, 2019. The increase in net cash provided from financing activities is attributable to the receipt of $149,900 in government PPP and EIDL loans in 2020 compared to zero in 2019, offset by a net reduction in loans payable of $77,931 in 2020 compared to loans of $22,269 during the comparable period in 2019.

A large portion of the Company’s liquidity in 2020 was provided by the SBA COVID-19 loans thus allowing the Company to reduce its reliance on factoring. Additionally, in the second half of the year the Company became marginally profitable from operations compared to losses in previous comparable periods In the event the Company cannot maintain its profitability going forward, it will have to rely on additional factoring or other sources of financing such as debt or equity. There can be no assurances that other forms of financing on reasonable terms, or continued higher levels of factoring will be available to the Company in the future.

Seasonality

The Company’s business is subject to seasonality with reduced sales in the fourth quarter of the year. Typically, sales are lower in the mid to end of the fourth quarter because the Company’s clients ramp up towards November and then they assess their inventory positions at year-end prior to placing new orders for the following year.

Off-Balance Sheet Arrangements.

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Going Concern

The Company’s independent auditor has indicated substantial doubt about the Company continuing as a going concern based on the Company’s accumulated deficit and accrued liabilities. As of December 31, 2020, the Company had negative working capital of $68,612 and had a stockholder’s deficit of $51,366.

The consolidated financials have been prepared assuming that the Company will continue as a going concern and, accordingly, do not include any adjustments that might result from the outcome of this uncertainty. If the Company is in fact unable to continue as a going concern, the shareholders may lose some or all of their investment in the Company.

Financial Statements and Supplementary Data

The financial statements for the year ended December 31, 2020, and 2019 are attached included in this prospectus beginning on page F-1.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There were no disagreements with the Company’s accountants on accounting or financial disclosure for the period covered by this report.

Controls and Procedures

Pursuant to Rules adopted by the Securities and Exchange Commission, the Company evaluated the effectiveness of the design and operation of its disclosure controls and procedures pursuant to Exchange Act Rules. This evaluation was done as of the end of the fiscal year under the supervision and with the participation of the Company’s principal executive officer (who is also the principal financial officer). There have been no significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of the evaluation. Based upon that evaluation, the principal officer believes that the Company’s disclosure controls and procedures are effective in gathering, analyzing, and disclosing information needed to ensure that the information required to be disclosed by the Company in its periodic reports is recorded, summarized, and processed timely. The principal executive officer is directly involved in the day-to-day operations of the Company.

Management’s Report of Internal Control over Financial Reporting

The Company is responsible for establishing and maintaining adequate internal control over financial reporting in accordance with Rule 13a-15 of the Exchange Act. The Company’s sole officer, its president, conducted an evaluation of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2020, based on the criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013). Based on this evaluation, management concluded that the Company’s internal control over financial reporting was effective as of December 31, 2020, based on those criteria. A control system can provide only reasonable, not absolute, assurance that the objectives of the control system are met and no evaluation of controls can provide absolute assurance that all control issues have been detected.

BF Borgers CPA PC., Lakewood, Colorado, the independent registered public accounting firm of the Company, has not issued an attestation report on the effectiveness of the Company’s internal control over financial reporting as no such report is required for a smaller reporting company.

Changes in Internal Control Over Financial Reporting

In the fourth fiscal quarter of 2018, the Company changed control and consequently, the Company’s internal controls over its financial reporting were transferred to new management. However, such control rested with the principal officer prior to the change of control and with the change of control, it continues to rest with the principal officer, the Company’s sole officer. Thus such change has not materially affected or is not reasonably likely to materially affect, the Company’s internal control over financial reporting.

Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Equipment Financing

The Company has no existing equipment financing arrangements.

MANAGEMENT

Directors, Executive Officers and Advisors

The following table sets forth the names and ages of our officers and directors. Our executive officers are elected annually by our Board. Our executive officers hold their offices until they resign, are removed by the Board, or a successor is elected and qualified.

Name	Age	Position

Paul Adler	44	President, Chief Financial Officer, Secretary, Treasurer, Director
James Curtis Donegan	64	Director
Michael Cascione	62	Director
Sandra G. Williams	76	Director
David Natan	68	Director

The Company is authorized to have at least one director but no more than five. Each of the Company’s directors serves for a term of one year or until a successor is elected and qualified. Set forth below is a brief description of the background and business experience of our executive officers and directors.

Paul Adler

President, Secretary, Chief Financial Officer and a director of the Company.

Paul Adler has over a decade of experience in food manufacturing and marketing industries having served as a board member in two food manufacturing companies. In 2012, Mr. Adler established Fruttata Brand, a line of freeze-dried healthy fruit snacks, under the corporate umbrella of Global Diversified Holdings, Inc., the subsidiary of the Company. Since 2012, Mr. Adler has worked with Global Diversified Holdings Inc., our subsidiary, in which he currently serves as a director, President, Chief Financial Officer and Secretary, to continue its development as a manufacturer, marketer and supplier of unique products. Mr. Adler has extensive knowledge of day-to-day business operations ranging from Wall Street companies to running a private company and has been successful at establishing long-lasting business relationships throughout his career.

James Curtis Donegan has 30 years sales and marketing experience in the food industry. Mr. Donegan’s has been the principal of Crestview Consultants since 2006 serving various food industry clients. Prior thereto worked for many food industry companies including P&G from 1979 to 1981, Pepsi from 1981 to 1983, Ragu Foods – Unilever from 1983 to 1989, McCain Elio’s Foods from 1989 to 1992 and others.

Michael Cascione is the founder and president of Group C, whose various companies provide Pantry, Micro Markets, Coffee and Vending services. Mr. Cascione’s original startup, CC Vending (CCV), began in 1989 was with a single beverage machine. CCV has subsequently grown into one of the largest vending companies on the East Coast, servicing over 15,000 machines, while managing the operations of several other companies throughout four states. Mr. Cascione, credits his early embrace and investment in technology as one of the keys to his and the company’s success. CCV currently develops new technology for Micro-Markets and creates healthy products for the K-12 market, where it services the nation’s largest public school system, the New York City Department of Education. In addition, Group C’s Metropolitan Coffee House roasts and packages its own coffee for OCS accounts throughout the tri-state area. Mr. Cascione continues to guide Group C’s expansion in both technology and geography; committing resources to research and development, as well as corporate acquisition.

Sandra G. Williams has been a consultant to a New York City sportswear and dress manufacturer since May 2018. Prior thereto was at TJX Corporation in various capacities from 2000 to 2018.

David Natan is a CPA (inactive) and has been CEO of David Natan & Associates since 2007. Prior thereto he was CFO for five listed public companies.

Directors Donegan, Cascione, Williams and Natan were appointed to the Board on February 24, 2021. On March 1, 2021, the Company granted 25,000 shares of common stock to each of these directors. In addition, the Company granted Mr. Natan another 25,000 shares of common stock in connection with his appointment as the member of the Audit Committee.

Director Independence

With the exception of Paul Adler, our Board has determined that all of our directors are independent, as that term is defined by NASDAQ Marketplace Rule 5605(a)(2). In assessing the independence of the directors, the Board considers any transactions, relationships and arrangements between our Company and our independent directors or their affiliated companies. This review is based primarily on responses of the directors to questions in a director and officer questionnaire regarding employment, business, familial, compensation and other relationships with our Company or our management.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board and hold office until removed by the Board.

Committees of the Board

Audit Committee. The Company established its Audit Committee on April 5, 2021. The Audit Committee will (a) assists the Board in fulfilling its oversight of: (i) the quality and integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements relating to the Company’s financial statements and related disclosures; (iii) the qualifications and independence of the Company’s independent auditors; and (iv) the performance of the Company’s independent auditors; and (b) prepares any reports that the rules of the SEC require be included in the Company’s annual proxy statement. We appointed our new director, David Natan, as the member of the Audit Committee. Our Board may designate from among its members to appoint additional members to the Audit Committee in the future. We have not adopted a written audit committee charter at this time.

Other than the audit committee, the Company currently does not have any other committees, nor does the Company have a written nominating, compensation or audit committee charter. The Board believes that it is not necessary to have such committees, at this time, because they can adequately perform the functions of such committees. However, the Board may establish such committees in the near future upon the Board’s determination.

The Company does not currently have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. The Board believe that, given the stage of the Company’s development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. The Company does not currently have any specific or minimum criteria for the election of nominees to the Board and does not have any specific process or procedure for evaluating such nominees. The Board will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment. A shareholder who wishes to communicate with the Board may do so by directing a written request addressed to our President and Director, at the address appearing on the first page of this filing.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Certain Legal Proceedings

There are no legal proceedings that have occurred within the past ten years concerning our directors, or control persons which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one’s participation in the securities or banking industries, or a finding of securities or commodities law violations.

Oversight

Effective risk oversight is an important priority of the Company. Because risks are considered in virtually every business decision, the Directors’ approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight among the full Board of Directors, and fostering an appropriate culture of integrity and compliance with legal responsibilities.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the SEC and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so. Prior to the establishment of the new Audit Committee, our entire Board was responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company’s financial statements and other services provided by the Company’s independent public accountants. With the establishment of the audit committee, the audit committee will perform this and other functions, assisting the Board in fulfilling its oversight responsibilities.

Code of Ethics

The Company has not adopted a code of ethics. The Company anticipates that it will adopt a code of ethics when either the number of directors or the number of employees increases.

Director of Operations.

Sergey Kats. Sergey Kats has started his employment with the Company as the director of operations on April 5, 2021. Prior to joining the Company as the director of operations, Mr. Kats has worked in major business banking institutions. From March 2019 to March 2021, Mr. Kats served as Vice President Senior Bank Business Banker at Capital One Bank. From March 2012 to March 2019, he was employed with JP Morgan Chase Bank, starting as a Business Banker and becoming a Vice President Business Relationship Manager. Mr. Kats received his Associate Degree in Business Administration at Nassau Community College in May 2007. We do not have a written employment agreement with Mr. Kats, but the Company made an oral arrangement to pay Sergey Kats an annual salary in the amount of $160,000. In addition, the Company issued 100,000 shares of its common stock to Mr. Kats upon his employment as a bonus.

Advisors

In addition to the management team, the Company has developed an advisory team that supports the Company and provides guidance and credibility and contacts as needed. The advisors do not receive compensation for their assistance to the Company. The advisors include:

Anthony Cascione. Anthony Cascione is a lifetime member of the vending industry and a partner in Group C. As the director of operations of Route Drive and Manager and a specialist in operations and logistics, Mr. Cascione’s deployment of cloud-based management and telemetry systems have helped CC Vending become one of the East Coast’s largest independent operators, with over 15,000 machines in a four-state area. He has similarly expanded Group C’s Micro Market facilities, which now operate throughout the region. Of particular note, is the 10-year extension of the New York City Department of Education contract, which was credited to Mr. Cascione’s management of the account and his stewardship throughout the renewal process. At the present time, there are over 3,000 machines operating in 1,400 schools. Mr. Cascione is committed to the continued growth of Group C and its various companies. His knowledge of the industry and passion for innovation, along with his leadership, has provided the structure and strategy to continue its expansion in both operations and geography. Anthony Cascione is the son of Michael Cascione.

Oleg Kaplun. In 2010, Mr. Kaplun started a food distribution company in New York to service specialty and ethnic markets. He has continued to grow his company by expanding the customer base and introducing products from all over the world. He has increased truck fleet by 6-fold and continues to seek new opportunities by branching out in other markets. Currently, the assortment of the products that his company offers is up to 2500 SKU’s. Before founding his distribution company, Mr. Kaplun ran a national distribution company in Israel and was instrumental in building a multinational distribution network.

EXECUTIVE COMPENSATION

Summary Compensation

Name and principal position	Year	Compensation ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	Total ($)	All other compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)		(i)	(j)
Paul Adler	2019	198,000	0	0	0	NA	NA	198,000	NA	104,071
CEO,	2020	210,000	0	0	0			210,00		127,500
President										180,000

(1)	This compensation was paid to Paul Adler from the Company’s wholly-owned subsidiary, GDHI. The Company anticipates that it will continue paying such compensation to Mr. Adler with annual increases as approved by the Board. The Company may choose to pay an additional salary or stock to its executive management in the future.

No retirement, pension, profit sharing, insurance programs, long-term incentive plans or other similar programs have been adopted by us for the benefit of our employees. We had no outstanding equity awards as of the date of this prospectus.

There were no outstanding equity awards made to any officers or directors as of December 31, 2020.

Employment Agreements, Termination of Employment, Change-in-Control Arrangements

The Company has not entered into any employment agreements with any officers or key personnel. In connection with Mr. Kats’ employment, the Company orally agreed to provide to Sergey Kats an annual cash salary of $160,000. As of the date of this prospectus, the Company has three employees, including Paul Adler, our director and the sole officer, the director of operations and one staff employee. There are no compensation plans or arrangements, including payments to be made by us, with respect to Paul Adler that would result from the resignation, retirement or any other termination.

There are no arrangements for officers, employees or advisors that would result from a change-in-control.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of May 14, 2021, the number of shares of common stock beneficially owned by (i) each person, entity or group (as that term is used in Section 13(d)(3) of the Exchange Act) known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each of our directors (iii) each of our Named Executive Officers and (iv) all executive officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest. The Company does not have any compensation plans. Except as noted below, each person has sole voting and investment power with respect to the shares beneficially owned and each shareholder’s address is c/o Global Diversified Marketing Group Inc, 4042 Austin Boulevard, Suite B, Island Park, New York 11558.

The percentages below are calculated based on 14,022,827 shares of common stock issued and outstanding as of May 14, 2021.

Name and Position	Shares Owned		Percent of Class

Paul Adler President, CFO, Director	12,444,322	(1)	88.7	%(1)
James Curtis Donegan, Director	35,000		0.0%
Michael Cascione, Director	25,000		0.0%
Sandra G. Williams, Director	25,000		0.0%
David Natan, Director	50,000		0.0%

All Officers and Directors as a Group (5 person)	12,579,322		89.7%

(1)	Includes 650,000 shares held by Mr. Adler’s spouse.

The following table sets forth as of the date of this prospectus, each person known by the Company to be an officer or director of the Company or a beneficial owner of five percent or more of the Company’s Series A Super Voting Preferred Stock.

Name and Position	Shares Owned	Percent of Class

Paul Adler, President, CEO and Director	1,000	100%

Each share of Series A Preferred votes with the Common Stock and has 100,000 votes. Accordingly, Mr. Adler has an additional 100,000,000 votes in addition to his 12,444,322 shares of common stock and together has an aggregate of 112,444,322 voting share equivalents equaling more than 99% of the voting power of our stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as disclosed below, since the beginning of the last two fiscal years, none of the following persons has had any direct or indirect material interest in any transaction to which our Company was or is a party, or in any proposed transaction to which our Company proposes to be a party:

●	any director or officer of the Company;

●	any proposed director or officer of the Company;

●	any person who beneficially owns, directly or indirectly, more than 5% percent of the voting rights attached to our common stock; or

●	any member of the immediate family of any of the foregoing persons (including a spouse, parents, children, siblings, and in-laws).

During the years ended December 31, 2020, and 2019, the Company paid an annual salary to Paul Adler, the Company’s Chief Financial Officer and President, in the amount of $210,000 and $198,000, respectively, for the services provided to the Company by Mr. Adler.

On April 5, 2021, the Company hired Sergey Kats as the director of operations, and agreed to pay an annual salary in the amount of $160,000 to Mr. Kats for his services as the director of operations to be provided to the Company. In connection with his employment, the Company also issued to Mr. Kats an aggregate of 100,000 restricted shares of common stock, valued at $0.0001 per share or $10.00.

SELLING SHAREHOLDERS

We are registering for resale by the Selling Shareholders named herein an aggregate of 1,302,627 shares of Common Stock consisting of:

●	(i) an aggregate of 415,628 shares issued to five (5) shareholders that purchased shares of our common stock between January 25, 2021 and March 1, 2021 in private negotiated transactions
●	(ii) an aggregate of 210,000 shares issued to AJO Capital Inc.
●	(iii) 26,999 shares issued to Timothy Natan, the son and the designee of David Natan; and
●	(iv) 650,000 shares issued to Mr. Adler’s wife, Nelya Adler.

These transactions were exempt from registration under Section 4(a)(2) of the Securities Act as not involving any public offering. Except as described in “Prospectus Summary” above or as described in the table below, the Selling Shareholders have not had any material relationship with us within the past three years. The Selling Shareholders are offering their shares for resale at the fixed offering price of $1.60 per share.

Until such time as our common stock is quoted on the OTCQB or OTCQX marketplaces of OTC Markets, Inc. or listed on any national securities exchange, the Selling Shareholder identified herein may only sell their shares of our common stock pursuant to this prospectus at a fixed price of $1.60 per share. At and after such time, the Selling Shareholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices. The registration of the shares of our common stock in the Selling Shareholders Offering does not necessarily mean that any shares of our common stock will be sold by any of the Selling Shareholders, and we cannot predict when or in what amounts any of the Selling Shareholders may sell any of our shares of common stock offered by this prospectus. We will pay all fees and expenses incident to the registration of the resale of shares of our common stock under this prospectus.

The following table sets forth the shares beneficially owned, as of May 14, 2021, by the Selling Shareholders prior to the offering contemplated by this prospectus, the number of shares that the Selling Shareholders may offer and sell from time to time under this prospectus and the number of shares which the Selling Shareholders would own beneficially if all such offered shares are sold. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentage of shares beneficially owned prior to the Selling Shareholders Offering is based on 14,022,827 shares of our common stock outstanding as of May 14, 2021.

None of the Selling Shareholders are a registered broker-dealer or an affiliate of a registered broker-dealer. The Selling Shareholders have acquired their shares solely for investment and not with a view to or for resale or distribution of such securities. The number in the column entitled “Number of Shares Owned After the Offering” assumes that all the shares of common stock being registered in this prospectus for said Selling Shareholder are being sold. The Company will not receive any proceeds from the sale of the Shares by the Selling Shareholders. The Selling Shareholders have no agreement with any underwriters with respect to the sale of the Shares.

	Before the Selling Shareholders Offering					After the Selling Shareholders Offering
Name	Number of Shares Owned		Percent of Class (1)		Number of Shares Offered	Number of Shares Owned		Percent of Class

Nelya Adler	650,000	(1)	4.8	(1)	650,000	0	(1)	0	(1)
Elliot Sosinov	142,858		1.0		142,858	0		0
RPK Professional Group(2)	150,000		1.1		150,000	0		0
Natalia Koverzneva & Pavel Kapstan(3)	35,000		*		35,000	0		0
Timothy J. Natan	26,999		*		26,999	0		0
AJO Capital Inc.(4)	210,000		1.5		210,000	0		0
Sergey Kats(5)	115,825		*		15,825	100,000		*
Edward Stolyar	71,945		*		71,945	0		0

* Less than 1%

(1) Nelya Adler is the wife of Paul Adler, our director and the sole officer. These shares are directly owned by Mrs. Adler and does not include 11,794,322 shares directly owned by Mr. Adler. Nelya Adler received these 650,000 shares of common stock as a gift from Mr. Adler on December 24, 2020. Mrs. Adler may be deemed to have indirect beneficial ownership in the shares owned by Paul Adler and disclaims that beneficial ownership to the extent of her pecuniary interest in the shares directly owned by Paul Adler.

(2) Roman Kovinatsky is the record and beneficial owner of these securities and has sole voting and investment power over the securities held by RPK Professional Group.

(3) Natalia Koverzneva & Pavel Kapstan are joint tenants and have joint voting and investment power over these shares.

(4) Dror Tepper is the record and beneficial owner of these securities and has sole voting and investment power over the securities held by AJO Capital Inc.

(5) Sergey Kats is the director of operations of the Company.

PLAN OF DISTRIBUTION

By the Company

As of the date of this prospectus, the Company has not entered into any arrangements with any underwriter, broker-dealer or selling agent for the sale of the Shares offered by the Company. The Company may locate an underwriter or broker-dealer or selling agent to sell the Shares offered by the Company. In the event any licensed broker – dealer affects sales of shares on behalf of the Company, it may be paid a commission of up to 8%.

Shares offered by the Company in the Primary Offering may be sold by certain officers and directors of the Company, none of whom will receive any commission or compensation for the sale of such shares. The executive officer of the Company will be offering the shares for sale without commission or payment. The Primary Offering will be presented by the Company primarily through mail, telephone, electronic transmission and direct meetings in those states in which it has registered the Shares offered by it.

There is no minimum of any shares of common stock that must be sold by the Company before the Primary Offering can be closed or the funds can be utilized. The Company, at its sole discretion, may have additional closings thereafter from time to time during the offering period.

The Company intends to maintain the currency and accuracy of this prospectus and to sell the Shares for a period of up to 24 months, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

Pursuant to the provisions of Rule 3a4-1 of the Exchange Act, none of the officers offering the Shares is considered to be a broker of such securities as (I) no officer is subject to any statutory disqualification, (ii) no officer is nor will be compensated by commissions for sales of the securities, (iii) no officer is associated with a broker or dealer, (iv) all officers are primarily employed on behalf of the Company in substantial duties and (v) no officer participates in the Primary Offering and selling securities more than once every 12 months.

By the Selling Shareholders

The shares of our common stock to be sold by the Selling Shareholders can only be sold at the fixed sale price of $1.60 per share until such time as our shares are quoted on the OTCQX, the OTCQB marketplaces or on any national securities exchanges. The offering price of $1.60 per share was determined based on the Company’s past operations and estimated projections which does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. The Selling Shareholders who are deemed to be statutory underwriters under the Securities Act may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents.

Any agents, dealers or underwriters that participate in the distribution of the Shares may be deemed to be “underwriters” under the Securities Act, and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. If the shares of common stock are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Company will not receive any proceeds from the sale of the shares by the Selling Shareholders. The Selling Shareholders currently have no agreement with any underwriters with respect to the sale of the shares pursuant to this prospectus. There can be no assurance that any Selling Shareholders will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

DESCRIPTION OF SECURITIES

The rights of our stockholders are be governed by Delaware law, and our Certificate of Incorporation, as amended, and our Bylaws. The following statements relating to the capital stock briefly summarize certain material terms of the securities of the Company; however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the Certificate of Incorporation, as amended and our by-laws, copies of which have been filed as exhibits to this registration statement.

Capitalization

The Company is authorized to issue 100,000,000 shares of common stock, par value $0.0001, of which 14,022,827 shares were outstanding as of the date of the registration statement, of which this prospectus is a part, and 20,000,000 shares of preferred stock, par value $0.0001 per share of preferred stock, of which 1,000,000 shares have been designated as Class A Super Voting Preferred Stock, (“A Stock”) with 1,000 shares of A Stock outstanding as of the date of this registration statement.

The following statements relating to the capital stock set forth the material terms of the securities of the Company, however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws, copies of which have been filed as exhibits to filings the Company made with the SEC and are available for review on the SEC’s web site at www.sec.gov.

Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder’s share value.

Preferred Stock

Our Board is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. The voting powers and preferences, the relative rights of each series, and the qualifications, limitations, and restrictions on such preferred stock shall be established by the board of directors, except that no holder of preferred stock shall have preemptive rights.

Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

Although our Board is required to make any determination to issue such preferred stock based on its judgment as to the best interests of the stockholders of the Company, our Board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

Class A Super Voting Preferred Stock

On February 24, 2020, we designated 1,000,000 shares of Class A Super Voting Preferred Stock (“A Stock”) by filing the Certificate of Designation with the Secretary of State of the State of Delaware. Each share of A Stock votes with the common stock and has 100,000 votes. A Stock has no conversion, dividend or liquidation rights. Accordingly, the holders of A Stock will, by reason of their voting power, be able to control the affairs of the Company. The foregoing is only a summary of the certificate of designation for the A Stock, which is incorporated by reference as an exhibit to the Registration Statement of which this prospectus forms a part. We have issued 1,000 shares of A Stock to Paul Adler, giving him effective voting control over our affairs for the foreseeable future.

Transfer Agent

The transfer agent of our common stock is Vstock Transfer, LLC.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Dividends

The Company has not paid any dividends to date. The Company intends to employ all available funds for the growth and development of its business, and accordingly, does not intend to declare or pay any dividends in the foreseeable future.

LEGAL MATTERS

Selected legal matters with respect to the validity of the securities offered by this prospectus will be passed upon for us by The Crone Law Group, P.C.

EXPERTS

The consolidated financial statements included in this prospectus and in the registration statement for the fiscal years ended December 31, 2020 and December 31, 2019 have been audited by BF Borgers CPA PC, an independent registered public accounting firm, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Company’s Certificate of Incorporation include an indemnification provision that provides that the Company shall indemnify directors against monetary damages to the Company or any of its shareholders by reason of a breach of the director’s fiduciary except (I) for any breach of the director’s duty of loyalty to the Company or its shareholders or (ii) for acts or omissions not in good faith or which involve intentional misconduct of (iii) for unlawful payment of dividend or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

The Bylaws of the Company provide that the Company shall, to the fullest extent permitted by applicable law, as amended from time to time, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification. Section 145 of the Delaware General Corporation Law (“DCL”) empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers provided that this provision shall not eliminate or limit the liability of a director (I) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s by-laws, any agreement, vote of shareholders or otherwise.

The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The Certificate of Incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act.

The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

ADDITIONAL INFORMATION

We have filed with the SEC this registration statement on Form S-1 under the Securities Act with respect to the shares of common stock being offered by this prospectus. This prospectus, which constitutes a part of this registration statement, does not contain all of the information in this registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, you should refer to this registration statement and the exhibits filed as part of that document. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to this registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. The Company’s documents filed with the Securities and Exchange Commission may be inspected at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549. Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. All of the Company’s filings may be located under the CIK number 0001725911.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED FINANCIAL STATEMENTS

F-1

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Global Diversified Marketing Group Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Global Diversified Marketing Group Inc. (the “Company”) as of December 31, 2020 and 2019, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BF Borgers CPA PC
BF Borgers CPA PC

We have served as the Company’s auditor since 2017.

Lakewood, CO

February 18, 2021

F-2

Global Diversified Marketing Group Inc.

Consolidated Balance Sheets

	December 31,	December 31,
	2020	2019

ASSETS
Current assets:
Cash and cash equivalents	$62,555	$22,291
Accounts receivable	134,570	52,284
Prepaid expenses	31,444	34,176
Inventory	350,615	224,375
Other assets	10,890	4,384
Total current assets	590,074	337,509
Property and equipment, net	1,389	1,945
Operating lease right of use assets	14,257	30,477
Other assets-security deposit	1,600	1,600
Total assets	$607,320	$371,531

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expense	$472,514	$332,059
Current portion of operating lease payable	15,732	20,517
Government loans payable	149,900	-
Loans payable	20,540	98,471
Total current liabilities	658,686	451,047
Government loans payable-long term
Long term liability- operating lease	-	15,732
Total liabilities	658,686	466,779

Commitments and contingencies

Stockholders’ Equity(Deficit):
Preferred stock, Series A $.0001 par value, 1,000,000 shares authorized, 1,000 issued and outstanding	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized; 13,132,518 and 13,010,200 issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	1,423	1,301
Additional paid-in capital	26,267,098	78,169
Accumulated deficit	(26,329,779)	(174,718)
Accumulated other comprehensive income	9,892	-
Total stockholders’ equity(deficit)	(51,366)	(95,248)
Total liabilities and equity	$607,320	$371,531

The accompanying notes are an integral part of the consolidated financial statements.

F-3

Global Diversified Marketing Group Inc.

Consolidated Statements of Operations

	Year Ended	Year Ended
	December 31,	December 31,
	2020	2019

Sales, net	$1,660,726	$1,317,092
Cost of goods sold	999,911	946,090
Gross margin	660,815	371,002
Operating expenses:
General and administrative expense -related party	26,020,400	-
Payroll and taxes	241,018	248,084
Legal and professional fees	242,892	55,131
Rent	16,225	28,896
General and administrative	301,126	159,920
Total operating expenses	26,821,661	492,031
Income (loss) from operations	(26,160,846)	(121,029)
Other (expense)
Interest expense	(34,299)	(29,955)
Miscellaneous income	40,084	-
Total other (expense)	5,785	(29,955)
Income (loss) before income taxes	(26,155,061)	(150,984)
Provision for income taxes (benefit)	-	-
Net loss	$(26,155,061)	$(150,984)

Basic and diluted earnings (loss) per common share	$(2.00)	$(0.01)

Weighted-average number of common shares outstanding:
Basic and diluted	13,076,590	12,944,088

Comprehensive income (loss):
Net income(loss)	(26,155,061)	(150,984)
Unrealized gain on foreign exchange	9,892
Comprehensive income (loss)	$(26,145,169)	$(150,984)

The accompanying notes are an integral part of the consolidated financial statements.

F-4

Global Diversified Marketing Group Inc.

Consolidated Statements of Changes in Stockholders’ Equity

							Accumulated
					Additional		Other	Total
	Preferred Stock		Common Stock		Paid-in	Retained	Comprehensive	Stockholders’
	Shares	Value	Shares	Value	Capital	Earnings(Deficit)	Income(Loss)	Equity
Balance, December 31, 2018	-	$-	13,340,200	$1,334	$77,966	$(23,734)	$-	$55,566

Net income (loss)						(150,984)		(150,984)

Private placement of common shares			170,000	$17	$153			170

Common shares returned by founders			(500,000)	(50)	50

Balance December 31, 2019	-	$-	13,010,200	1,301	78,169	(174,718)	$-	(95,248)

							Accumulated
					Additional		Other	Total
	Preferred Stock		Common Stock		Paid-in	Retained	Comprehensive	Stockholders’
	Shares	Value	Shares	Value	Capital	Earnings(Deficit)	Income(Loss)	Equity
Balance, December 31, 2019	-	$-	13,010,200	$1,301	$78,169	$(174,718)	$-	$(95,248)

Issuance of super voting preferred stock	1,000				26,020,400			26,020,400

Common stock issued for services			122,318	122	168,529			168,651

Net income(loss)						(26,155,061)		(26,155,061)

Change in foreign currency translation							9,892	9,892

Balance, December 31, 2020	1,000	$-	13,132,518	$1,423	$26,267,098	$(26,329,779)	$9,892	$(51,366)

The accompanying notes are an integral part of the consolidated financial statements.

F-5

Global Diversified Marketing Group Inc.

Consolidated Statements of Cash Flows

	Year Ended	Year Ended
	December 31,	December 31,
	2020	2020

Cash flows from operating activities of continuing operations:
Net income (loss)	$(26,155,061)	$(150,984)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation	556	556
Stock-based compensation -related party	26,020,400
Common stock issued for services	168,529
Changes in operating assets and liabilities:
Accounts receivable	(82,286)	(50,279)
Prepaid expenses	2,732	(25,122)
Right of use assets	16,220	(30,477)
Inventory	(126,240)	228,627
Other assets	(6,507)	(4,384)
Operating lease payable	(20,517)	36,250
Accounts payable and accrued expenses	140,577	(25,850)
Net cash provided by (used in) operating activities	(41,597)	(21,663)

Cash flows from investing activities:
Purchase of fixed assets	-	-
Net cash provided by (used in) financing activities	-	-

Cash flows from financing activities:
Increase (decrease) in loans payable, net	(77,931)	22,269
Government loans-net	149,900	170
Net cash provided by (used in) financing activities	71,969	22,439

Effect of exchange rates on cash and cash and cash equivalents	9,892
Net increase (decrease) in cash and cash equivalents	40,264	776
Cash and cash equivalents at beginning of period	22,291	21,515
Cash and cash equivalents at end of period	$62,555	$22,292

Supplemental disclosure of cash flow information:
Cash paid for interest	$34,299	$29,955
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of the consolidated financial statements.

F-6

GLOBAL DIVERSIFIED MARKETING GROUP INC. NOTES

TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Global Diversified Marketing Group Inc. (the “Company”), formerly known as Dense Forest Acquisition Corporation, was incorporated in Delaware on December 1, 2017, and changed its name on June 13, 2018, as part of a change in control. As part of the change in control, its then officers and directors resigned and contributed back to the Company 19,500,000 shares of the 20,000,000 outstanding shares of its common stock, and appointed new officers and directors. On June 14, 2018, the new management of the Company issued 12.500,000 shares of its common stock to Paul Adler, the then president of the Company.

On November 26, 2018, the Company effected the acquisition of Global Diversified Holdings, Inc. (“GDHI”), a private New York company owned by the Company’s president, with the issuance of 200 shares of the Company’s common stock in exchange for all of the outstanding shares of GDHI. GDHI became a wholly-owned subsidiary of the Company, and its activity for the years 2020 and 2019 is reflected in these financial statements along with the expenses of the Company.

Prior to the acquisition of GDHI, the Company had no business and no operations. Pursuant to the acquisition, the Company acquired the operations and business plan of GDHI, which imports and sells snack food products. For accounting purposes, GDHI is considered to be the acquirer, and the equity is presented as if the business combination had occurred on January 1, 2017.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. Certain prior year amounts have been reclassified to conform to the presentation in the current year. The Company has adopted a December 31 year-end.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All intercompany accounts and transactions have been eliminated in consolidation.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, accounts receivable from customers, accounts payable, and loans payable. The carrying amounts of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

F-7

Stock-Based Compensation

The Company accounts for stock-based compensation using the fair value method following the guidance outlined in Section 718-10 of the FASB Accounting Standards Codification for disclosure about Stock-Based Compensation. This Section requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award- the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service. During the year ended December 31, 2020 and December 31, 2019 stock-based compensation was $168,651 and $-0-, respectively.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. On December 31, 2020, and 2019, the Company had $62,555 and $22,291 of cash.

Factoring

The Company accounts for the transfer of our accounts receivable to a third party under a factoring agreement in accordance with ASC 860-10-40-5 “Transfers and Servicing”. ASC 860-10 requires that several conditions be met in order to present the transfer of accounts receivable as a sale. Even though we have isolated the transferred (sold) assets and we have the legal right to transfer our assets (accounts receivable) we do not meet the third test of effective control since our accounts receivable sales agreement with the factor requires us to be liable in the event of default by one of our customers. Because we do not meet all three conditions, we do not qualify for sale treatment and our debt incurred with respect to the sale of our accounts receivable is presented as a loan payable in on our consolidated balance sheet. As of December 31, 2020 and 2019, the amounts due to factors were $20,540 and $98,471 respectively.

Accounts Receivable

Accounts receivable are generated from sales of snack food products to retail outlets throughout the United States. The Company performs ongoing credit evaluations of its customers and adjusts credit limits based on customer payment and current creditworthiness, as determined by review of their current credit information. The Company continuously monitors credit limits for its customers and maintains a provision for estimated credit losses based on its historical experience and any specific customer issues that have been identified. An allowance for doubtful; accounts are provided against accounts receivable for amounts management believes may be uncollectible. The Company historically has not had issues collecting on its accounts receivable from its customers. The Company factors certain of its receivables to improve its cash flow.

Bad debt expense for the years ended December 31, 2020, and 2019 was $5,327 and $0, respectively; the allowance for doubtful accounts on December 31, 2020, and 2019 was $0.

Inventory

Inventory consists of snack food products and packaging supplies, and are stated at the lower of cost or market.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful life of the assets. Maintenance, repairs, and renewals that do not materially add to the value of the equipment nor appreciably prolong its useful life are charged to expense as incurred.

Revenue Recognition

Beginning January 1, 2018, the Company implemented ASC 606, Revenue from Contracts with Customers. Although the new revenue standard is expected to have an immaterial impact, if any, on our ongoing net income, we did implement changes to our processes related to revenue recognition and the control activities within them. These included the development of new policies based on the five-step model provided in the new revenue standard, ongoing contract review requirements, and gathering of information provided for disclosures.

F-8

The Company recognizes revenue from product sales or services rendered when control of the promised goods are transferred to our clients in an amount that reflects the consideration to which we expect to be entitled in exchange for those goods and services. To achieve this core principle we apply the following five steps: identify the contract with the client, identify the performance obligations in the contract, determine the transaction price, allocate the transaction price to performance obligations in the contract and recognize revenues when or as the Company satisfies a performance obligation.

Advertising and Marketing Costs

The Company’s policy regarding advertising and marketing is to record the expense when incurred. The Company incurred advertising and marketing expenses of $93,805 and $19,422 during the years ended December 31, 2020, and 2019, respectively.

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

The Company’s income tax returns are open for examination for up to the past three years under the statute of limitations. There are no tax returns currently under examination.

Comprehensive Income

The Company has established standards for reporting and display of comprehensive income, its components, and accumulated balances. When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. During the year ended December 31, 2020 the Company had a balance of $9,892 in accumulated other comprehensive income which arose from unrealized gain due to foreign currency fluctuations.

Basic Income (Loss) Per Share

Basic income (loss) per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position, or cash flow.

F-9

NOTE 2 GOING CONCERN

As of December 31, 2020, the Company had cash and cash equivalents of $62,555 and had negative stockholders equity of $51,366. Additionally, the Company had negative working capital of $68,612. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financials have been prepared assuming that the Company will continue as a going concern and, accordingly, do not include any adjustments that might result from the outcome of this uncertainty. If the Company is, in fact, unable to continue as a going concern, the shareholders may lose some or all of their investment in the Company.

NOTE 3 – CAPITAL STOCK

The Company has 100,000,000 shares of $.0001 par value common stock authorized. The Company has 13,132,518 and 13,010,000 shares of common stock issued and outstanding as of December 31, 2020, and December 31, 2019, respectively. During the year ended December 31, 2020, the Company issued the following shares:

On February 26, 2020, the Company issued 60,000 restricted common shares to a consultant and recorded a charge of $120,000.

On July 30, 2020, the Company issued 12,000 restricted common shares to an investment banking firm and recorded a charge of $12,600.

On August 14, 2020, the Company issued 30,000 shares to an investment banking firm and recorded a charge of $22,503.

On August 19, 2020, the Company issued 15,000 restricted common shares to a consultant and recorded a charge of $11,252.

On December 28, 2020 the Company issued 5,318 shares to a consultant and recorded a charge of $2,296.

All of these charges were recorded as “professional fees” on the Company’s Consolidated Statements of Operations during the nine months ended December 31, 2020.

The Company has 20,000,000 shares of $.0001 par value preferred stock authorized. On February 24, 2020, the Company filed a Certificate of Designation for a class of preferred stock designated Class A Super Voting Preferred Stock (“A Stock”). There are 1,000,000 shares of A Stock designated. Each share of such stock shall vote with the common stock and have 100,000 votes. A Stock has no conversion, dividend, or liquidation rights. Accordingly, the holders of A Stock will, by reason of their voting power, be able to control the affairs of the Company. The Company has issued 1,000 shares of A Stock to Paul Adler, the company’s Chief Executive Officer, and majority shareholder giving him effective voting control over the Registrant’s affairs for the foreseeable future.

As a result of the issuance of super-voting rights enabling him to vote 100,000,000 shares, Mr. Adler has effective voting control of approximately 99% of the Company. In conjunction with the issuance of these 1,000 preferred shares, the Company recorded stock compensation expense, related party of $26,020,400 during the year ended December 31, 2020.

NOTE 4 – RELATED PARTY TRANSACTIONS

During the years ended December 31, 2020, and 2019, the Company incurred salary expense of $210,000 and $198,000 respectively, related to services provided to it by its CEO.

F-10

NOTE 5 – COMMITMENTS AND CONTINGENCIES

The Company entered into a 60-month lease agreement on October 1, 2016, to rent office space. The lease requires monthly payments of $1,600 for the first 24 months and after that increases by 3% each year, and contains one five year renewal option. Rental expenses under this lease for the years ended December 31, 2020, and 2019 was $16,225 and $28,896, respectively. The lease also required advance payment of $1,600 for the last month of rent as well as a $1,600 security deposit. Future minimum lease payments due under this operating lease, including renewal periods, are as follows:

Year ended December 31, 2021	15,732
Total minimum lease payments	$15,372

NOTE 6 – LOANS PAYABLE

The Company had various loans outstanding on December 31, 2020, and 2019 – all were short-term in nature, with varying rates of interest and fees, and no set minimum monthly payments, as follows:

	2020	2019
Credit Line - BlueVine	14,072	12,287
Credit Line – Loan Builder	6,468	86,184
Total loans payable	$20,540	$98,471

NOTE 7 – INCOME TAXES

For the period ended December 31, 2020, the Company has incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The net operating loss carry forward is approximately 409,000 on December 31, 2020.

The provision for Federal income tax consists of the following on December 31, 2020, and 2019:

	2020	2019
Federal income tax benefit attributable to:
Current Operations	$33,990	$86,000
Less: NOL carryforward in 2020, and valuation allowance in 2019	(33,900)	(86,000)
Net provision for Federal income taxes	$-	$-

NOTE 8 – CONCENTRATIONS

The Company does substantially all of its business with 4 customers. These customers accounted for % and 91% of revenues for the years ended December 31, 2020, and 2019, respectively.

	2020	2019
Customer A	34	29%
Customer B	24	25%
Customer C	22	20%
Customer D	11	17%
Total	91%	91%

NOTE 9 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to December 31, 2020, to the date these financial statements were issued, and has determined that it does not have any other material subsequent events to disclose in these financial statements.

F-11

GLOBAL DIVERSIFIED MARKETING GROUP INC.

5,000,000 Shares of Common Stock for sale by Global Diversified Marketing Group Inc.

1,302,627 Shares of Common Stock for sale by the Selling Shareholders

PROSPECTUS

May 14, 2021